Exhibit 10.1

Execution Version

THIRD AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER

This THIRD AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER (this “Amendment”), dated as of May 27, 2021, is made by and between Wireless Telecom Group, Inc., a New Jersey corporation (the “Borrower”), the Borrower’s subsidiaries set forth on the signature page hereto (the “Guarantors”) and Muzinich BDC, Inc. (the “Lender”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement (defined below).

WHEREAS, the Borrower, the Guarantors and the Lender are parties to that certain Credit Agreement dated as of February 7, 2020 (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrower has requested that certain amendments be made to the Loan Agreement in connection with CommAgility entering into that certain Business Loan Agreement dated as of May 14, 2021, with Lloyds Bank Plc and certain other documentation in connection therewith, copies of which are attached hereto as Exhibit A (the “CBILS Facility”); and

WHEREAS, the Lender has agreed to such amendments on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree to amend the Loan Agreement as follows:

1. Amendments to the Loan Agreement.

(a) Section 1.01 of the Loan Agreement is hereby amended by adding the following definitions in the correct alphabetic order:

“CBILS Facility” means the credit facility provided to CommAgility by the CBILS Lender pursuant to the CBILS Loan Agreement.

“CBILS Debenture” means that certain Debenture dated as of even date herewith, by and between CommAgility and the CBIS Lender.

“CBILS Deed of Priority” that certain Deed of Priority dated as of even date herewith, by and among the Lender, CommAgility, Bank of America, N.A., and CBILS Lender.

“CBILS Documents” means, collectively, the CBILS Loan Agreement, the CBILS Debenture, the CBILS Deed of Priority, the Junior Security Documents (as such term is defined in the CBILS Deed of Priority) and any other documents entered into in connection therewith.

“CBILS Lender” means Lloyds Bank Plc.

“CBILS Loan Agreement” means that certain Business Loan Agreement dated as of May 14, 2021 by and between CommAgility and the CBILS Lender.

(b) Section 1.01 of the Loan Agreement is hereby further amended by deleting the definition of “Subordinated Indebtedness” in its entirety and replacing it with the following:

“Subordinated Indebtedness” means (a) Indebtedness under the CBILS Facility and (b) other Indebtedness incurred by any Loan Party which by its terms (i) is subordinated in right of payment to the prior payment of the Obligations and (ii) contains other terms, including without limitation, standstill, interest rate, maturity and amortization, and insolvency-related provisions, in all respects reasonably acceptable to the Lender.

(c) Section 7.01(l) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(l) Liens in connection with (i) the ABL Credit Facility, subject to the terms of the Intercreditor Agreement and (ii) the CBILS Facility, subject to the terms of the CBILS Deed of Priority;

(d) Section 7.03(e) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(e) Indebtedness (i) under the ABL Credit Facility in an amount not to exceed the maximum commitment thereunder as of the date hereof; provided, however that at no time shall UK Borrower (as defined in the ABL Loan Agreement) make any borrowing of proceeds available under the US Borrowing Base (as defined in the ABL Loan Agreement) or otherwise have access to any such proceeds, and (ii) under the CBILS Facility in an amount not to exceed £250,000, subject to the terms and conditions of the CBILS Deed of Priority and the other restrictions with respect thereto set forth herein; or

(e) Section 7.12(b) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(b) (i) Amend or modify any of the terms of the CBILS Facility or any of the CBILS Documents, or (ii) amend or modify any of the terms of any other Subordinated Indebtedness in a manner adverse to the Lender or in a manner not permitted pursuant to the subordination provisions applicable to such Subordinated Indebtedness.

(f) Section 7.12(c)(iii) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(iii) any Subordinated Indebtedness other than Indebtedness under the CBILS Facility (subject to clause (d) of this Section 7.12)).

(g) Section 7.12(d) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(d) Make (or give any notice with respect thereto) any payment or prepayment or redemption or acquisition for value of (including by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of (i) any Indebtedness under the CBILS Facility, except, so long as no Default or Event of Default, payments of regularly scheduled principal and interest pursuant to the CBILS Documents, or (ii) any other Subordinated Indebtedness (subject to clause (e) of this Section 7.12), except as permitted pursuant to the subordination provisions applicable to such Subordinated Indebtedness.

(h) Section 8.01(e) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(e) Event of Default under the ABL Credit Facility or the CBILS Facility. An “Event of Default”, as such term is defined in the loan documentation for the ABL Credit Facility or the CBILS Facility, occurs thereunder irrespective of whether the applicable lender thereunder has granted a waiver of such event of default (subject, with respect to the ABL Credit Facility, to the terms and conditions of the Intercreditor Agreement); or

2. Amendments to Other Loan Documents. All references in the Loan Documents to the Loan Agreement shall henceforth include references to such agreement as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, or increased.

3. Consent. Subject to (a) the conditions precedent set forth in Section 4 hereof, and (b) the other terms and conditions of this Amendment, the Lender hereby consents to CommAgility obtaining the CBILS Facility and entering into the CBILS Documents.

4. Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent.

(a) The Lender shall have received duly executed counterparts of this Amendment.

(b) The Lender shall have received final copies of the documentation for the CBILS Facility and shall receive duly executed copies thereof promptly after execution thereof.

(c) After giving effect to this Amendment, no Default or Event of Default shall exist or would result from the execution of this Amendment.

(c) After giving effect to this Amendment, each of the representations and warranties made by the Loan Parties in or pursuant to the Loan Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof as if made on and as of such date, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

5. Representations and Warranties. As of the date hereof, each of the Borrower and the Guarantors hereby represents and follows:

(a) Each of the Borrower and the Guarantors has the power and authority and the legal right, to execute, deliver and perform this Amendment and has taken all necessary action to authorize the Loan Agreement as modified by this Amendment and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. The execution, delivery and performance of this Amendment will not violate any applicable Laws or any Contractual Obligation of the Loan Parties.

(b) Each of the Borrower and the Guarantors represents and warrants that each of the representations and warranties contained in Section 5 of the Loan Agreement are true and correct in all material respects on and as of the date hereof, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

6. Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment shall be governed by, and construed in accordance with, the law of the State of New York and subject, for all purposes, to Section 10.13 and 10.14 of the Loan Agreement, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

Each of the Borrower and the Guarantors, by execution of a copy hereof, releases, discharges and acquits forever the Lender and its officers, trustees, agents, employees and counsel (in each case, past, present or future) from any and all liabilities, claims, defenses, demands, actions, causes of action, judgments, deficiencies, interest, liens, costs, or expenses (including, without limitation, court costs, penalties, attorneys’ fees and disbursements and amounts paid in settlement) of any kind and character whatsoever, including claims for usury, breach of contract, breach of commitment, negligent misrepresentation or failure to act in good faith, in each case whether now known or unknown, suspected or unsuspected, asserted or unasserted or primary or contingent, and whether arising out of written documents, underwritten undertakings, course of conduct, tort, violations of laws or regulations or otherwise, with respect to this Amendment, the Loan Agreement or any other Loan Document and the transactions arising or contemplated hereunder or thereunder, existing as of or arising on or prior to the date hereof.

7. ENTIRETIES. THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

8. Parties. This Amendment shall be binding upon and inure to the benefit of the Lender and the Loan Parties, and their respective successors and assigns, except that the Loan Parties may not assign or transfer any of their respective rights or obligations hereunder without the prior written consent of the Lender.

9. Loan Document. Each party hereto acknowledges and agrees that this Amendment shall be a Loan Document.

[Signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties as of the date and year first written above.

BORROWER:

WIRELESS TELECOM GROUP, INC.

By:	/s/ Michael Kandell
Name:	Michael Kandell
Title:	Chief Financial Officer

GUaRANTORS:

MICROLAB/FXR LLC

By:	/s/ Michael Kandell
Name:	Michael Kandell
Title:	Chief Financial Officer

BOONTON ELECTRONICS CORPORATION

By:	/s/ Michael Kandell
Name:	Michael Kandell
Title:	Chief Financial Officer

COMMAGILITY LIMITED

By:	/s/ Michael Kandell
Name:	Michael Kandell
Title:	Chief Financial Officer

WIRELESS TELECOMMUNICATIONS GROUP, LTD

By:	/s/ Michael Kandell
Name:	Michael Kandell
Title:	Chief Financial Officer

HOLZWORTH INSTRUMENTATION, INC.

By:	/s/ Michael Kandell
Name:	Michael Kandell
Title:	Chief Financial Officer

[Additional signature page follows]

Signature Page to Third Amendment to Credit Agreement and Limited Waiver

LENDER:

MUZINICH BDC, INC.

By:	/s/ Jeffrey Youle
Name:	Jeffrey Youle
Title:	CEO

Signature Page to Third Amendment to Credit Agreement and Limited Waiver

EXHIBIT A

See attached.

Exhibit A to Third Amendment to Credit Agreement and Limited Waiver